EXHIBIT 99.1

BroadVision Announces Fourth Quarter 2009 Results

REDWOOD CITY, Calif., Jan. 28, 2010 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), an innovative provider of online commerce and business social networking solutions, today reported financial results for its fourth quarter ended December 31, 2009. Revenues for the fourth quarter were $7.2 million, compared with revenues of $7.5 million for the third quarter ended September 30, 2009 and $9.7 million for the comparable quarter of 2008.

License revenue for the fourth quarter of 2009 was $2.5 million, compared with $2.7 million for the prior quarter and $3.6 million for the comparable quarter of 2008.  The majority of the fourth quarter license and subscription revenue was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, eMerchandising™, CLEAR™ and Clearvale™ solutions. Revenue during the quarter was generated from sales to both new and existing customers, such as Telefonica O2 UK Limited, W. W. Grainger, Baker Hughes, Thomas Cook (India), Siemens Medical Solution, Lockheed Martin, Fidelity Investments, Bimbit.com, BBK Worldwide, and several other brand-name global customers.

In the fourth quarter of 2009, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis of $0.5 million, or $0.10 per basic and diluted share, as compared with GAAP net income of $1.8 million, or $0.41 per basic and diluted share, for the third quarter of 2009 and GAAP net loss of $22.1 million, or $5.04 per basic and diluted share, for the comparable quarter of 2008.

Non-GAAP measure net income for the fourth quarter of 2009 was $0.7 million, or $0.16 per basic and diluted share, compared with non-GAAP measure net income of $2.0 million or $0.45 per basic and diluted share, in the third quarter of 2009 and non-GAAP measure net income of $2.8 million, or $0.64 per basic and diluted share, for the comparable quarter of 2008. These non-GAAP measure results exclude goodwill impairment, restructuring charge (credit), stock compensation expense and revaluation of warrant liabilities. A reconciliation of non-GAAP measure net income figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of December 31, 2009, the Company had $61.8 million of cash and cash equivalents and short-term investments, compared to a combined balance of $63.2 million as of September 30, 2009 and $61.9 million as of December 31, 2008.

“As we continue executing our transformation into 'BroadVision 2.0' while confronting the fragile global economic recovery, we are pleased to report another profitable quarter,” said Dr. Pehong Chen, President and CEO, BroadVision. “We are particularly satisfied with the positive momentum of Clearvale, our innovative enterprise social network solution, reaching nearly 3,000 networks globally in less than seven months since its launch. An integrated Enterprise 2.0 platform delivered globally through cloud computing and optimized to address e-business issues holistically and economically, Clearvale aims to revolutionize enterprise knowledge flows to empower the enterprise and all its constituents — employees, partners, customers, and other stakeholders — to publicize, personalize, and socialize their communication and collaboration from anywhere, at anytime, yielding unprecedented business immediacy, agility, and productivity.”

Conference Call Information

BroadVision management will host a conference call today, Thursday, January 28, 2010, at 2:00 PM Pacific Standard Time (PST). The conference call may be accessed by dialing: 1-866-551-3680, with pin code 5574859#. Callers outside North America should call +1-212-401-6760 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company’s website until it releases its first quarter 2010 financial results.

About BroadVision

Driving innovation since 1993, BroadVision an innovative provider of online commerce and business social networking solutions. More information about the Clearvale business social network solution can be found at http://www.broadvision.com/en/software-solutions/saas/clearvale or visit www.clearvale.com to sign up immediately for a Clearvale network. For complete information about BroadVision, please visit our website, http://www.broadvision.com/en/press/backgrounders.

The BroadVision logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5621

BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver,  eMerchandising and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Dec. 31	Dec. 31
	2009	2008
	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$61,789	$61,888
Other current assets	9,309	10,772
Total current assets	71,098	72,660

Other non-current assets	1,769	2,077

Total assets	$72,867	$74,737

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$15,121	$21,590
Other non-current liabilities	2,353	2,429
Total liabilities	17,474	24,019

Total stockholders’ equity	55,393	50,718

Total liabilities and stockholders’ equity	$72,867	$74,737

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2009	2008	2009	2008

Revenues:
Software licenses	$2,478	$3,616	$11,154	$12,137
Services	4,768	6,036	19,807	23,766
Total revenues	7,246	9,652	30,961	35,903
Cost of revenues:
Cost of software licenses	6	6	32	26
Cost of services	1,824	2,259	7,531	8,885
Total cost of revenues	1,830	2,265	7,563	8,911

Gross profit	5,416	7,387	23,398	26,992

Operating expenses:
Research and development	2,227	2,320	8,573	9,183
Sales and marketing	1,930	1,989	7,932	7,772
General and administrative	906	1,452	4,509	6,412
Goodwill impairment	--	25,066	--	25,066
Restructuring charge (credit)	21	(9)	71	(26)
Total operating expenses	5,084	30,818	21,085	48,407

Operating income (loss)	332	(23,431)	2,313	(21,415)
Other (expense) income, net	(23)	1,528	1,394	6,925
Income (loss) before provision for income taxes	309	(21,903)	3,707	(14,490)
Benefit (provision) for income taxes	143	(192)	27	(520)
Net income (loss)	$452	$(22,095)	$3,734	$(15,010)

Basic income (loss) per share	$0.10	$(5.04)	$0.85	$(3.43)
Diluted income (loss) per share	$0.10	$(5.04)	$0.85	$(3.43)

Shares used in computing:
Weighted average shares-basic	4,429	4,382	4,406	4,374
Weighted average shares-diluted	4,432	4,382	4,407	4,374

BROADVISION,INC. AND SUBSIDIARIES
NON-GAAP MEASURE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31	Sept. 30	Dec. 31	Dec. 31	Dec. 31
	2009	2009	2008	2009	2008
Revenues:
Software licenses	$2,478	$2,663	$3,616	$11,154	$12,137
Services	4,768	4,879	6,036	19,807	23,766
Total revenues	7,246	7,542	9,652	30,961	35,903
Cost of revenues:
Cost of software licenses	6	6	6	32	26
Cost of services	1,801	1,748	2,230	7,416	8,722
Total cost of revenues	1,807	1,754	2,236	7,448	8,748

Gross profit	5,439	5,788	7,416	23,513	27,155

Operating expenses:
Research and development	2,141	2,033	2,265	8,161	8,870
Sales and marketing	1,879	1,946	1,911	7,687	7,463
General and administrative	832	905	1,370	4,165	6,067
Total operating expenses	4,852	4,884	5,546	20,013	22,400

Non-GAAP measure operating income	587	904	1,870	3,500	4,755
Other (expense) income, net	(31)	985	1,148	1,239	2,885
Non-GAAP measure income before provision for income taxes	556	1,889	3,018	4,739	7,640
Benefit (provision) for income taxes	143	104	(192)	27	(520)
Non-GAAP measure net income	$699	$1,993	$2,826	$4,766	$7,120

Basic non-GAAP measure net income per share	$0.16	$0.45	$0.64	$1.08	$1.63
Diluted non-GAAP measure net income per share	$0.16	$0.45	$0.64	$1.08	$1.61

Shares used in computing basic non-GAAP measure net income per share	4,429	4,415	4,382	4,406	4,374
Shares used in computing diluted non-GAAP measure net income per share	4,432	4,435	4,384	4,407	4,414

BROADVISION,INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME
(Unaudited; in thousands)

	Three Months Ended			Twelve Months Ended
	Dec. 31 2009	Sept. 30 2009	Dec. 31 2008	Dec. 31 2009	Dec. 31 2008

Net income (loss), U.S. GAAP	$452	$1,799	$(22,095)	3,734	$(15,010)
Non-GAAP measure adjustments:
Restructuring charge (credit)	21	(4)	(9)	71	(26)
Goodwill impairment	--	--	25,066	--	25,066
Stock compensation expense (1)	234	352	244	1,116	1,130
Revaluation of warrants liabilities (2)	(8)	(154)	(380)	(155)	(4,040)
Non-GAAP measure net income	$699	$1,993	$2,826	$4,766	$7,120

(1) Included as a component of cost of service and operating expense for each period presented.
(2) Included as a component of other income (expense), net, for each period presented.
CONTACT:  BroadVision, Inc.
          Investor Relations
          Andrew Hub
          650-331-1000
          ir1@broadvision.com